December 11, 2013

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: Journal of Radiology, Inc.

We have read the statements that we understand Journal of Radiology, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding our resignation. We agree with such statements made regarding our firm.

Very truly yours,

/s/ De Joya Griffith, LLC

De Joya Griffith, LLC

Certified Public Accountants

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049